Exhibit 10.5

INTERCREDITOR AGREEMENT

dated as of December 12, 2008

among

FLEETWOOD ENTERPRISES, INC.,

the Obligors from time to time party hereto,

BANK OF AMERICA, N.A.,

as Credit Agreement Agent under the Credit Agreement and

Priority Lien Collateral Agent hereunder,

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee under the Indenture,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Collateral Agent

i

SECTION 7.17	Effectiveness	30
SECTION 7.18	Additional Obligors	30
SECTION 7.19	Continuing Nature of this Agreement	30
SECTION 7.20	Insolvency	30
SECTION 7.21	Rights and Immunities of Secured Debt Representatives	30
SECTION 7.22	U.S.A. Patriot Act	30

EXHIBIT A—Form of Intercreditor Agreement Joinder

ii

This Intercreditor Agreement (this “Agreement”) is dated as of December 12, 2008 and is by and among Fleetwood Enterprises, Inc., a Delaware corporation (“Fleetwood”), the other Obligors from time to time party hereto, Bank of America, N.A., as Credit Agreement Agent (as defined below), Deutsche Bank Trust Company Americas, as Trustee (as defined below), Bank of America, N.A., as Priority Lien Collateral Agent (in such capacity and together with its successors in such capacity, the “Priority Lien Collateral Agent”), and Deutsche Bank Trust Company Americas, as Collateral Agent (in such capacity and together with its successors in such capacity, the “Collateral Agent”).

RECITALS

Fleetwood and the other Obligors have entered into that certain Third Amended and Restated Credit Agreement dated as of January 5, 2007, as amended by that certain First Amendment to Third Amended and Restated Credit Agreement and Consent of Guarantors dated as of May 25, 2007, that certain Second Amendment to Third Amended and Restated Credit Agreement and Consent of Guarantors dated as of September 18, 2007, that certain Third Amendment to Third Amended and Restated Credit Agreement and Consent of Guarantors dated as of January 16, 2008, that certain Fourth Amendment to Third Amended and Restated Credit Agreement and Consent of Guarantors dated as of March 5, 2008, that certain Fifth Amendment to Third Amended and Restated Credit Agreement and Consent of Guarantors dated as of April 9, 2008, that certain Sixth Amendment to Third Amended and Restated Credit Agreement and Consent of Guarantors dated as of April 24, 2008, that certain Seventh Amendment to Third Amended and Restated Credit Agreement and Consent of Guarantors dated as of August 6, 2008, that certain Eighth Amendment to Third Amended and Restated Credit Agreement and Consent of Guarantors, dated as of October 21, 2008 and that certain Ninth Amendment to Third Amended and Restated Credit Agreement and Consent of Guarantors, dated as of October 29, 2008 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Credit Agreement”) among Fleetwood, Fleetwood Holdings Inc. (“Holdings”), the subsidiaries of Holdings listed therein, Bank of America, N.A., as Credit Agreement Agent (in such capacity and together with its successors, the “Credit Agreement Agent”), and the lenders from time to time party thereto, which provides for up to $135,000,000 in aggregate principal amount under a revolving credit facility.

Fleetwood and the other Obligors have also entered into the Priority Lien Security Documents pursuant to which the Priority Lien Collateral Agent has been granted a first priority security interest in the Shared Real Estate Collateral and the Other Priority Lien Collateral.

Fleetwood intends to issue senior secured notes (the “2008 Senior Secured Notes”) in an aggregate principal amount of up to $103 million pursuant to an Indenture dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Indenture”) among Fleetwood, the other Obligors party thereto and Deutsche Bank Trust Company Americas, as trustee (in such capacity and together with its successors in such capacity, the “Trustee”) and the Collateral Agent.

Fleetwood and the other Obligors also intend to enter into the Security Documents pursuant to which the Collateral Agent will be granted a junior priority security interest in the Shared Real Estate Collateral, which security interest is subordinate to the security interest of the Priority Lien Collateral Agent.

Fleetwood and the other Obligors intend to secure the Obligations under the Credit Facility on a priority basis and, subject to such priority, intend to secure the Obligations under the Indenture with Liens on all present and future Shared Real Estate Collateral to the extent that such Liens have been provided for in the applicable Security Documents, and desire to enter into this Agreement to confirm their relative rights with respect to the Shared Real Estate Collateral as provided in this Agreement.

Fleetwood and the other Obligors intend to secure the Obligations under the Indenture on a priority basis with Liens on all present and future Notes Real Estate Collateral and to provide certain rights of access to the holders of Priority Lien Debt and the Priority Collateral Agent to such Notes Real Estate Collateral as provided in this Agreement.

Capitalized terms used in this Agreement have the meanings assigned to them above or in Article 1 below.

AGREEMENT

In consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1.  DEFINITIONS; PRINCIPLES OF CONSTRUCTION

SECTION 1.1  Defined Terms.  The following terms will have the following meanings:

“2008 Senior Secured Notes Mortgage” means any mortgage, deed of trust, deed to secure debt, assignments and other instruments executed and delivered by any Obligor to or for the benefit of the Collateral Agent by which the Collateral Agent, on behalf of any Notes Creditor, acquires a Lien on the Mortgaged Property or Notes Real Estate Collateral, and all amendments, modifications and supplements thereto.

“2008 Senior Secured Notes” has the meaning set forth in the recitals.

“2008 Senior Secured Notes Documents” means the Indenture, the 2008 Senior Secured Notes and the Security Documents.

“Act of Required Debtholders” means, as to any matter at any time:

(1)   prior to the Discharge of Priority Lien Obligations, a direction in writing delivered to the Priority Lien Collateral Agent by or with the written consent of the Required Priority Lien Debtholders (or, for purposes of Section 5.1(a) hereof, the written consent of each of the Priority Lien Debtholders if and to the extent required by the terms of the Credit Facility); and

(2)   at any time after the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Agent by or with the written consent of the Noteholders representing the Required Noteholders.

For purposes of this definition, (a) Notes Debt registered in the name of, or beneficially owned by, Fleetwood or any Affiliate of Fleetwood will be deemed not to be outstanding and (b) votes will be determined in accordance with Section 7.2.

“Additional Secured Debt” has the meaning set forth in Section 4.3.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, ten percent (10%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Bank Products” means any one or more of the following types of services or facilities extended to Fleetwood or any of its Subsidiaries by a Lender or Agent under the Credit Facility, or any of its Affiliates in reliance on the agreement of such Lender or Agent under the Credit Facility to indemnify such Affiliate: (i) credit cards, (ii) any cash management or related services, including the automatic clearinghouse transfer of funds by such Lender or Agent under the Credit Facility for the account of any of the Company or its Subsidiaries pursuant to agreement or overdrafts, (iii) cash management, including controlled disbursement services; and (iv) Hedge Agreements.

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Borrowers” has the meaning given such term in the Credit Facility.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the Cities of Los Angeles, California, Charlotte, North Carolina, New York, New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock or other equity interests, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights, options to purchase or other rights to acquire any of the foregoing.

“Collateral Agent” has the meaning set forth in the recitals.

“Credit Agreement” has the meaning set forth in the recitals.

“Credit Agreement Agent” has the meaning set forth in the recitals.

“Credit Facility” means the Credit Agreement, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time; provided that any such amendment, restatement, modification, renewal, replacement or refinancing shall be in the form of an asset-backed lending facilities agented by a commercial bank or other financial institution.

“DIP Financing” has the meaning assigned to such term in Section 3.6(a).

“Discharge of Priority Lien Obligations” means, subject to any Priority Claim Avoidance, the occurrence of all of the following:

(1)   termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;

(2)   Payment in Full of the principal of and interest and premium (if any) on all Priority Lien Debt (other than any undrawn letters of credit);

(3)   discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting (or the reimbursement obligations in respect of which constitute) Priority Lien Debt; and

(4)   Payment in Full of all other Priority Lien Obligations that are outstanding and unpaid at the time the Priority Lien Debt is Paid in Full (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Enforcement Action” means (a) any action to foreclose on any Lien on Shared Real Estate Collateral securing Priority Lien Obligations, (b) any action to take possession of, or sell or otherwise realize upon, or to exercise any other rights or remedies with respect to, any Shared Real Estate Collateral, including any disposition after the occurrence of an event of default with respect to any Priority Lien Debt of any Shared Real Estate Collateral by Fleetwood or any Obligor at the direction of the holders of the Priority Lien Obligations evidenced by an Act of Required Debtholders, (c) the taking of any other actions by any Priority Lien Representative against any Shared Real Estate Collateral, including the taking of control or possession of, or the exercise of any right of setoff with respect to, any Shared Real Estate Collateral and/or (d) the commencement by any Priority Lien Representative of any legal proceedings or actions against or with respect to Fleetwood or any Obligor or any property or Shared Real Estate Collateral of Fleetwood or any Obligor to facilitate any of the actions described in clauses (a), (b) and (c) above, including the commencement of any Insolvency or Liquidation Proceeding.

“GAAP” means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession).

“Guarantee” means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the “guaranteed obligations”), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

“Hedging Agreement” means, with respect to any Person, any and all transactions, agreements or documents now existing or hereafter entered into, which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging such Person’s exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)   interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)   other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)   other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)   in respect of borrowed money;

(2)   evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)   in respect of banker’s acceptances;

(4)   representing obligations under Capital Lease (as defined in the Credit Facility) agreements;

(5)   representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed;

(6)   representing any Hedging Obligations; or

(7)   representing any Obligations in respect of Bank Products,

if and to the extent any of the preceding items (other than letters of credit, Hedging Obligations and Bank Products) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

“Indenture” has the meaning set forth in the recitals.

“Insolvency or Liquidation Proceeding” means any of the following: (a) any voluntary or involuntary case or proceeding with respect to Fleetwood or any other Obligor under the Bankruptcy Code or any other federal or state bankruptcy, insolvency, reorganization or other law affecting creditors’ rights or any other or similar proceedings seeking any stay, reorganization, arrangement, composition or readjustment of the obligations and indebtedness of Fleetwood or any such other Obligor, (b) any proceeding, whether voluntary or involuntary, seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to Fleetwood or any other Obligor or any of its assets, (c) any proceeding for liquidation, dissolution or other winding up of the business of Fleetwood or any other Obligor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any marshaling of assets of Fleetwood or any other Obligor, whether voluntary or involuntary.

“Intercreditor Agreement Joinder” means an agreement substantially in the form of Exhibit A.

“Junior Lien” means a Lien upon any property or assets of any Obligor that is junior to the Lien securing such Obligor’s Obligations under the Notes Documents.

“Lien” means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property; and (c) any contingent or other agreement to provide any of the foregoing.

“Lien Sharing and Priority Confirmation” means, as to any Series of Priority Lien Debt, the written agreement of the holders of such Series of Priority Lien Debt, as set forth in the Credit Facility, for the enforceable benefit of each existing and future Noteholder, each existing and future Notes Representative:

(a)   that all Priority Lien Obligations will be and are secured by all Priority Liens at any time granted by Fleetwood or any other Obligor to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Priority Lien Debt, and that all such Priority Liens will be enforceable by the Priority Lien Collateral Agent for the benefit of all holders of Priority Lien Obligations in accordance with the Priority Lien Documents;

(b)   that the holders of Obligations in respect of such Series of Priority Lien Debt are bound by the provisions of this Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from enforcement of Priority Liens; and

(c)   consenting to and directing the Priority Lien Collateral Agent to perform its Obligations under this Agreement and the other Priority Lien Security Documents.

Any written agreement referred to above may provide that any Type of Priority Lien Debt within any Series may have priority as to the Shared Real Estate Collateral, and will share any Lien securing such Series of Priority Lien Debt with the holders of such Type of Priority Lien Obligations within such Series.

“Noteholder” means any holder of the 2008 Senior Secured Notes, in its capacity as such.

“Notes Creditor” means the Collateral Agent and any Notes Representative on behalf of the Noteholders.

“Notes Debt” means the 2008 Senior Secured Notes issued on the date hereof and any Guarantees thereof.

“Notes Documents” means, collectively, the 2008 Senior Secured Notes Documents and the Security Documents.

“Notes Lien” means a Lien granted by a Security Document to the Collateral Agent, at any time, upon the Shared Real Estate Collateral to secure Notes Obligations.

“Notes Obligations” means Notes Debt and all other Obligations in respect thereof.

“Notes Real Estate Collateral” means Real Estate (as defined in the Credit Facility) that does not constitute Shared Real Estate Collateral and that is subject to a Lien in favor of the Collateral Agent for the benefit of the Noteholders. A description of the Notes Real Estate Collateral on the date hereof is set forth as Exhibit B to this Agreement.

“Notes Real Estate Collateral Access Period” means for each parcel of Notes Real Estate Collateral on which any Other Priority Lien Collateral is located, the period, which begins on the day that the Priority Lien Collateral Agent provides the Collateral Agent with the notice of its election to request access pursuant to Section 6.1 below and ends on the earliest of (i) the 120th day after the later of (x) the date upon which the Priority Lien Collateral Agent notifies the Collateral Agent of the desire of the Priority Lien Collateral Agent to exercise the access rights as to such parcel of Notes Real Estate Collateral provided for in Section 6.1(b) and (y) the date upon which the Priority Lien Collateral Agent obtains the ability to use such parcel of Notes Real Estate Collateral following or in connection with an Other Priority Lien Collateral Enforcement (either such applicable date set forth in the foregoing clause (x) or (y), the “Notes Real Estate Collateral Access Period Commencement Date”) plus, in each case, such number of days, if any, after the Notes Real Estate Collateral Access Period Commencement Date that the Priority Lien Collateral Agent is stayed or otherwise prohibited by law or court order from exercising remedies, including without limitation any Other Priority Lien Collateral Enforcement, with respect to Other Priority Lien Collateral located on such Notes Real Estate Collateral or (ii) the date on which all of the Other Priority Lien Collateral located on such Notes Real Estate Collateral has been sold, moved or liquidated by the Priority Lien Collateral Agent, or (iii) the date on which the Discharge of Priority Lien Obligations occurs or (iv) the date on which the event of default that was the subject of the Other Priority Lien Collateral Enforcement Notice relating to such Other Priority Lien Collateral Enforcement Period has been cured to the satisfaction of the Priority Lien Collateral Agent, or waived in writing by the Priority Lien Collateral Agent; provided that, in the event of the termination of a Notes Real Estate Collateral Access Period as described in this clause (iv), for the avoidance of doubt, a separate Notes Real Estate Collateral Access Period shall commence upon delivery by the Priority Lien Collateral Agent of another Other Priority Lien Collateral Enforcement Notice.

“Notes Representative” means the Trustee, together with its successors in such capacity.

“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Priority Lien Documents or the Notes Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness, including, without limitation, in the case of Priority Lien Debt, all “Obligations” (including, without limitation, all “Agent Advances” and “Non-Ratable Loans”) in each case as defined in the Credit Facility as in effect on the date hereof.

“Obligor” means Fleetwood and any Subsidiary of Fleetwood that owns any one or more items of Mortgaged Property or Notes Real Estate Collateral and that has executed (a) a 2008 Senior Secured Notes Mortgage and (b) either this Intercreditor Agreement or an Intercreditor Agreement Joinder.

“Officers’ Certificate” means a certificate with respect to compliance with a condition or covenant provided for in this Agreement, signed on behalf of Fleetwood by two officers of Fleetwood, at least one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Fleetwood, including:

(a)   a statement that the Person making such certificate has read such covenant or condition;

(b)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

(c)   a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)   a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

“Other Priority Lien Collateral” means Collateral (as defined in the Credit Facility in effect on the date hereof) (other than the Shared Real Estate Collateral) with respect to which a Lien is granted as security for any Priority Lien Obligations.

“Other Priority Lien Collateral Enforcement” means any action by the Priority Lien Collateral Agent to repossess, or exercise any remedies with respect to all or any material portion of Other Priority Lien Collateral or to seek the judicial enforcement of any of the rights and remedies under the Priority Lien Documents or under any applicable law with respect to the Other Priority Lien Collateral. For the avoidance of doubt, Other Priority Lien Collateral Enforcement shall not include any Enforcement Action, the imposition of a default rate of interest or late fee or any other action, right or remedy that is not directed towards or with respect to the Other Priority Lien Collateral.

“Other Priority Lien Collateral Enforcement Notice” means a written notice delivered, at a time when an event of default has occurred and is continuing under the Priority Lien Documents, by the Priority Lien Collateral Agent announcing that an Other Priority Lien Collateral Enforcement Period has commenced and specifying the relevant event of default.

“Other Priority Lien Collateral Enforcement Period” means the period of time following the receipt by the Collateral Agent of an Other Priority Lien Collateral Enforcement Notice until the earlier of (i) the Discharge of Priority Lien Obligations, (ii) the Priority Lien Collateral Agent and the Collateral Agent agree in writing to terminate the Other Priority Lien Collateral Enforcement Period, or (iii) the

date on which the event of default that was the subject of the Other Priority Lien Collateral Enforcement Period relating to such Other Priority Lien Collateral Enforcement Notice has been cured to the satisfaction of the Priority Lien Collateral Agent or waived in writing by the Priority Lien Collateral Agent.

“Paid in Full” or “Payment in Full” means, with respect to any Obligations, that: (a) all of such Obligations (other than contingent indemnification obligations for which no underlying claim has been asserted) have been paid, performed or discharged in full (with all such Obligations consisting of monetary or payment obligations having been paid in full in cash), (b) no Person has any further right to obtain any loans, letters of credit, bankers’ acceptances, or other extensions of credit under the documents relating to such Obligations, (c) any and all letters of credit, bankers’ acceptances or similar instruments issued under such documents have been cancelled and returned (or backed by stand-by guarantees or cash collateralized) in accordance with the terms of such documents, (d) any costs, expenses and indemnification obligations not yet due and payable but with respect to which a claim has been threatened or asserted in writing under any Priority Lien Document, are backed by letter of credit or cash collateral in an amount and on terms reasonably satisfactory to the applicable Secured Debt Representative.

“Permitted Liens” has the meaning assigned to such term as set forth in the Credit Facility in effect on the date hereof.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

“Priority Claim Avoidance” has the meaning assigned to such term in Section 4.1(c).

“Priority Lien” means a Lien granted by a Priority Lien Security Document to the Priority Lien Collateral Agent, at any time, upon the Shared Real Estate Collateral to secure Priority Lien Obligations.

“Priority Lien Collateral Agent” means Bank of America, N.A., in its capacity as Priority Lien Collateral Agent under the Priority Lien Security Documents, together with its successors in such capacity.

“Priority Lien Creditor” means each Priority Lien Collateral Agent, each Priority Lien Representative and each holder of Priority Lien Obligations.

“Priority Lien Debt” means:

(1)   Indebtedness under the Credit Facility that was permitted to be incurred and secured under each applicable Secured Debt Document (or as to which the lenders under the Credit Facility obtained an Officers’ Certificate at the time of incurrence to the effect that such Indebtedness was permitted to be incurred and secured by all applicable Secured Debt Documents); and

(2)   Obligations under (x) Hedging Agreements of Fleetwood for the purpose of hedging Fleetwood or its Subsidiaries’ exposure to fluctuations in interest or exchange rates, loans, credit exchanges, security or currency valuations or commodity prices and (y) Bank Products; provided, that:

(a)   such obligations under Hedging Agreements are secured by a Priority Lien on all of the assets and properties that secure Debt (as defined in the Credit Facility) under the Credit Facility; and

(b)   such Priority Lien is senior to or on a parity with the Priority Liens securing Debt under the Credit Facility.

“Priority Lien Documents” means the Credit Facility and the Priority Lien Security Documents.

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect of Priority Lien Debt.

“Priority Lien Representative” means the Credit Agreement Agent and any successor thereto.

“Priority Lien Security Documents” means this Agreement, each Lien Sharing and Priority Confirmation, and all security agreements, mortgages, deeds of trust or other grants or transfers for security executed and delivered by any Obligor creating (or purporting to create) a Priority Lien upon Shared Real Estate Collateral in favor of the Priority Lien Collateral Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Required Noteholders” means, at any time, one or more Noteholders having or holding 2008 Senior Secured Notes representing more than 50% of the aggregate outstanding principal amount of 2008 Senior Secured Notes.

“Required Priority Lien Debtholders” means, at any time, the “Required Lenders,” “Majority Lenders” (or similar term) under and as defined in the Credit Facility in effect as of the date hereof or other primary documentation governing each separate Series of Priority Lien Debt.

“Revolving Loans” has the meaning given such term in the Credit Facility as in effect on the date hereof.

“Secured Debt” means Notes Debt and Priority Lien Debt.

“Secured Debt Default” means any event or condition which, under the terms of any credit agreement, indenture or other agreement governing any Series of Secured Debt causes, or permits holders of Secured Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the Secured Debt outstanding thereunder to become immediately due and payable.

“Secured Debt Documents” means the Notes Documents and the Priority Lien Documents.

“Secured Debt Representative” means each Notes Representative and each Priority Lien Representative.

“Secured Obligations” means Notes Obligations and Priority Lien Obligations.

“Secured Parties” means the holders of Secured Obligations and the Secured Debt Representatives.

“Security Documents” means this Agreement, each Lien Sharing and Priority Confirmation, all 2008 Senior Secured Note Mortgages and all security agreements, mortgages, deeds of trust or other grants or transfers for security executed and delivered by any Obligor creating (or purporting to create) a Notes Lien upon Shared Real Estate Collateral in favor of the Collateral Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 3.9.

“Series of Priority Lien Debt” means, severally, the Revolving Loans and Term Loans, in each case outstanding under the Credit Facility.

“Series of Secured Debt” means, severally, each Series of Priority Lien Debt and the Notes Debt.

“Shared Real Estate Collateral” means the Mortgaged Property (as defined in the Credit Facility and as may be released, substituted or supplemented from time to time in accordance with the terms of the Credit Facility) with respect to which a Notes Lien is granted as security for any Notes Obligations.

“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting Capital Stock, is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

“Term Loan” has the meaning given such term in the Credit Facility as in effect on the date hereof.

“Trustee” has the meaning set forth in the recitals.

“Type of Priority Lien Debt” means, as to any Series of Priority Lien Debt, either revolving debt or term debt.

“UCC” means the Uniform Commercial Code as in effect in the State of California or any other applicable jurisdiction.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

SECTION 1.2  Rules of Interpretation.

(a)   All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein have the meanings assigned to them in Article 9 of the UCC.

(b)   Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.

(c)   The use in this Agreement or any of the other Security Documents or Priority Lien Security Documents of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(d)   References to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided. References to “Exhibits” and “Schedules” will be to Exhibits and Schedules, respectively, to this Agreement unless otherwise specifically provided.

(e)   Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the Indenture (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided, that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the Indenture (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Indenture and (2) prior to the Discharge of Priority Lien Obligations, approved in a writing delivered to the Trustee, the Priority Lien Collateral Agent and the Collateral Agent by, or on behalf of, the requisite holders of Priority Lien Obligations as are needed (if any) under the terms of the applicable Priority Lien Documents to approve such amendment or modification.

(f)    This Agreement, the Security Documents and the Priority Lien Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable to this Agreement or the other Security Documents or Priority Lien Security Documents.

ARTICLE 2.

REPRESENTATIONS AND WARRANTIES

SECTION 2.1  Representations and Warranties of the Priority Lien Collateral Agent.

The Priority Lien Collateral Agent represents, warrants, acknowledges and agrees on behalf of itself and the holders of Priority Lien Obligations that (1) it is authorized to enter into this Agreement on behalf of itself and such holders, (2) it has the corporate power and authority and the legal right to execute and deliver and perform its obligations under this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement and (3) this Agreement constitutes a valid and legally binding obligation of the Priority Lien Collateral Agent, enforceable against the Priority Lien Collateral Agent in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity.

SECTION 2.2  Representations and Warranties of the Collateral Agent.

The Collateral Agent represents, warrants, acknowledges and agrees on behalf of itself and the Noteholders that (1) it is authorized to enter into this Agreement on behalf of itself and such holders, (2) it has the corporate power and authority and the legal right to execute and deliver and perform its obligations under this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement and (3) this Agreement constitutes a valid and legally binding obligation of the Collateral Agent, enforceable against the Collateral Agent in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity.

ARTICLE 3.  THE TRUST ESTATES

SECTION 3.1  Priority of Liens.  (a) Notwithstanding anything else contained herein or in any of the other Security Documents or Priority Lien Security Documents, it is the intent of the parties that:

(1)   the grant of Priority Liens pursuant to the Priority Lien Security Documents and the grant of Notes Liens pursuant to the Security Documents, respectively, create two separate and distinct Liens: the Priority Liens securing the payment and performance of the Priority Lien Obligations and the Notes Liens securing the payment and performance of the Notes Obligations, respectively; and

(2)   the Notes Liens on the Shared Real Estate Collateral securing the Notes Obligations are subject and subordinate to the Priority Liens securing the Priority Lien Obligations.

(3)   The Lien priorities provided for in this Section shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, replacement, renewal, restatement or refinancing of either the Priority Lien Obligations or the Notes Obligations, by the release of any Shared Real Estate Collateral or of any guarantees securing any secured obligations or by any action that any representative or secured party may take or fail to take in respect of the Shared Real Estate Collateral.

SECTION 3.2  Restrictions on Enforcement of Notes Liens.

(a)   Until the Discharge of Priority Lien Obligations, the holders of Priority Lien Obligations will have, subject to the exceptions set forth below in clauses (1) through (8), the exclusive right to enforce, collect or realize on any Shared Real Estate Collateral or exercise any other right or remedy with respect to the Shared Real Estate Collateral (including, without limitation, by means of set off), as well as the exclusive right to manage, perform and enforce the terms of the applicable Priority Lien Documents with respect to the Shared Real Estate Collateral, to exercise and enforce all privileges and rights thereunder according to their respective sole discretion and the exercise of their sole business judgment, including the exclusive right to take or retake control or possession of the Shared Real Estate Collateral and to hold, prepare for sale, process, dispose of, or liquidate such Shared Real Estate Collateral and to incur expenses in connection with such disposition and to exercise all the rights and remedies of a secured lender under the UCC or other applicable law of any applicable jurisdiction. Until the Discharge of Priority Lien Obligations, neither the Collateral Agent, nor any Notes Representative or Noteholder may take any action to enforce, collect or realize on any Shared Real Estate Collateral or exercise any other right or remedy with respect to the Shared Real Estate Collateral (including, without limitation, by means of set off) without prior written consent of the Priority Lien Representative. Notwithstanding the foregoing, the Notes Representative and Noteholders may on their behalf, direct the Collateral Agent:

(1)   to take any action without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations;

(2)   to deliver any notice or demand necessary to enforce (subject to the prior Discharge of Priority Lien Obligations) any right to claim, take or receive proceeds of Shared Real Estate Collateral remaining after the Discharge of Priority Lien Obligations;

(3)   to take any action necessary to establish the priority (subject to Priority Liens) of the Notes Liens upon any Shared Real Estate Collateral; provided, that, prior to the Discharge of Priority Lien Obligations, the Notes Representatives and the Noteholders may not require the Collateral Agent to take any action to perfect any Shared Real Estate Collateral through possession or control;

(4)   to take any action as necessary to create, prove, preserve or protect (but not enforce) the Notes Liens upon any Shared Real Estate Collateral;

(5)   in the event of an Insolvency or Liquidation Proceeding to file a proof of claim or statement of interest with respect to the Notes Obligations;

(6)   to file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of any Notes Creditor, including any claims secured by the Shared Real Estate Collateral, in each case in accordance in all respects with the terms of this Agreement;

(7)   to vote on any plan of reorganization in accordance in all respects with the terms of this Agreement; or

(8)   to bid for or purchase Shared Real Estate Collateral at any private or judicial foreclosure sale or sale upon such Shared Real Estate Collateral, in each case, initiated by the Priority Lien Creditors.

(b)   Until the Discharge of Priority Lien Obligations, none of the Noteholders, the Collateral Agent or any Notes Representative will:

(1)   request judicial relief, in an Insolvency or Liquidation Proceeding or in any other court, that would hinder, delay, limit or prohibit the exercise or enforcement of any right or remedy otherwise available to the holders of Priority Lien Obligations in respect of the Priority Liens on Shared Real Estate Collateral or that would limit, invalidate, avoid or set aside any Priority Lien on Shared Real Estate Collateral or subordinate the Priority Liens on Shared Real Estate Collateral to the Notes Liens on Shared Real Estate Collateral or grant the Notes Liens equal ranking on Shared Real Estate Collateral to the Priority Liens on the Shared Real Estate Collateral;

(2)   (i) oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure, sale or enforcement of Priority Liens on Shared Real Estate Collateral made by any holder of Priority Lien Obligations or any Priority Lien Representative in any Insolvency or Liquidation Proceeding or (ii) seek relief from the automatic stay or from any injunction against foreclosure, sale or enforcement of Notes Liens on Shared Real Estate Collateral;

(3)   oppose or otherwise contest any exercise by any holder of Priority Lien Obligations or any Priority Lien Representative of the right to credit bid Priority Lien Obligations at any sale in foreclosure or enforcement of Priority Liens on Shared Real Estate Collateral;

(4)   oppose or otherwise contest any Enforcement Action by or other request for judicial relief made in any court by any holder of Priority Lien Obligations or any Priority Lien Representative relating to the enforcement of any Priority Lien on Shared Real Estate Collateral;

(5)   challenge the validity, perfection, priority or enforceability of the Priority Liens on Shared Real Estate Collateral or the Priority Lien Debt or the other Priority Lien Obligations;

(6)   support or vote for any plan of reorganization in any Insolvency or Liquidation Proceeding if such plan effectively challenges or does not recognize the validity, perfection or priority of the Priority Liens or involves a cram-down of the Priority Liens; or

(7)   credit bid for any Shared Real Estate Collateral being sold, transferred or otherwise disposed of.

(c)   (i) Until the Payment in full of all Notes Obligations, none of the holders of Priority Lien Obligations, in their capacities as holders of Priority Lien Debt, the Priority Lien Collateral Agent or any Priority Lien Representative will challenge the validity, perfection, priority or enforceability of the Liens in favor of the Collateral Agent on behalf of the Noteholders on the Notes Real Estate Collateral that is subject to a Lien permitted by clause (j) of the definition of Permitted Liens.

(ii)   Until the Discharge of Priority Lien Obligations, none of the Noteholders, the Collateral Agent or the Notes Representative will challenge the validity, perfection, priority or enforceability of the Liens in favor of the Priority Lien Collateral Agent on behalf of the holders of Priority Lien Debt or the other Priority Lien Obligations on the Other Priority Lien Collateral.

(d)   At any time that is both prior to the Discharge of Priority Lien Obligations and after (1) the commencement of any Insolvency or Liquidation Proceeding or (2) the Collateral Agent and each Notes Representative having received written notice from any Priority Lien Representative at the direction of an Act of Required Debtholders stating that (A) any Series of Priority Lien Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (B) the holders of Priority Liens securing one or more Series of Priority Lien Debt have become entitled under any Priority Lien Documents to enforce any or all of the Priority Liens by reason of a default under such Priority Lien Document and are commencing, have commenced or intend promptly to commence an Enforcement Action, no transfer of Shared Real Estate Collateral will be made to, and no payment of money (or the equivalent of money) will be made from the proceeds of Shared Real Estate Collateral to, the Collateral Agent, any Notes Representative or any Noteholder (including, without limitation, payments and prepayments made for application to Notes Obligations and all other payments and deposits made pursuant to any provision of any Notes Document, in each case, from the proceeds of Shared Real Estate Collateral). Each Notes Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all Shared Real Estate Collateral or proceeds of

Shared Real Estate Collateral to the Priority Lien Collateral Agent in the circumstances contemplated by clauses (1) and (2) above.

(e)   All Shared Real Estate Collateral and proceeds of Shared Real Estate Collateral received by the Collateral Agent, any Notes Representative or any Noteholder at any time prior to the Discharge of Priority Lien Obligations in violation of Section 3.2(d) or otherwise in violation of this Agreement will be held by the Collateral Agent, the applicable Notes Representative or the applicable Noteholder for the account of the holders of Priority Liens and remitted to any Priority Lien Representative upon demand by such Priority Lien Representative. The Notes Liens will remain attached to and enforceable against all proceeds so held or remitted. All proceeds of Shared Real Estate Collateral received by the Collateral Agent, any Notes Representative or the Noteholders not in violation of Section 3.2(d) will be received by the Collateral Agent, such Notes Representatives or such Noteholder free from the Priority Liens and all other Liens except the Notes Liens.

(f)    The Collateral Agent, the Trustee and each Noteholder each (a) waives any and all notice of the creation, renewal, extension or accrual of any of the Priority Lien Obligations under the Priority Lien Documents and notice of or proof of reliance by the holders of the Priority Lien Obligations and Priority Lien Representatives under this Agreement, and protest, demand for payment or notice except to the extent otherwise specified herein, (b) consents to all Enforcement Actions that may be taken by any Priority Lien Creditor with respect to the Shared Real Estate Collateral and waives all rights to object to any Enforcement Action taken or omitted to be taken at any time by any Priority Lien Creditor, it being agreed that the Priority Lien Creditors shall have sole discretion in taking or omitting to take Enforcement Action against the Shared Real Estate Collateral and (c) acknowledges and agrees that the holders of the Priority Lien Obligations and the Priority Lien Representatives have relied upon the Lien priority and other provisions of this Agreement consenting to the incurrence by Fleetwood and the other Obligors of their obligations in respect of the 2008 Senior Secured Notes and in making funds available to Fleetwood and the Borrowers under the Priority Lien Documents.

(g)   Until the Discharge of Priority Lien Obligations, the Priority Lien Collateral Agent will have the exclusive right, subject to the rights of Fleetwood and the other Obligors under the applicable Priority Lien Documents, to settle and adjust claims in respect of the Shared Real Estate Collateral under policies of insurance and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Shared Real Estate Collateral.

(h)   To the extent that the Collateral Agent has an interest in any real property constituting Shared Real Estate Collateral, it will not hinder or impair any efforts of the Priority Lien Collateral Agent in removing any Other Priority Lien Collateral or any other asset subject to any Lien in favor of the Credit Agreement Agent from any such real property.

(i)    The foregoing provisions will not apply to the compensation, reimbursement and indemnity rights of each of the Trustee and the Collateral Agent in any of its capacities.

(j)    Notwithstanding the foregoing, both before and during an Insolvency or Liquidation Proceeding, the Noteholders and the Notes Representative may take any actions and exercise any and all rights in respect of any Notes Real Estate Collateral that is subject to a Lien permitted by clause (j) of the definition of Permitted Liens and any and all rights that would be available to a holder of unsecured claims (including, without limitation, the right to commence an Insolvency or Liquidation Proceeding against Fleetwood or any other Obligor and to propose, support, object to or vote in favor of or against any plan of reorganization or similar dispositive restructuring plan in any Insolvency or Liquidation Proceeding); provided that, by accepting a 2008 Senior Secured Note, each Noteholder agrees (A) until the Discharge of Priority Lien Obligations, not to take any of the actions described above in clauses (1) through (7) of Section 3.2(b) or oppose or contest any order that it has agreed not to oppose or contest under Section 3.6 and (B) to comply with Sections 3.2(b) and 3.2(c).

SECTION 3.3  Waiver of Right of Marshalling.

(a)   Prior to the Discharge of Priority Lien Obligations, Noteholders, each Notes Representative and the Collateral Agent may not assert or enforce any right of marshalling, appraisement, valuation or other similar right that may otherwise be available under applicable law accorded to a junior lienholder with respect to any of the Shared Real Estate Collateral, as against the holders of Priority Lien Obligations and the Priority Lien Representatives (in their capacity as priority lienholders).

(b)   Following the Discharge of Priority Lien Obligations, the Noteholders and any Notes Representative may assert their right under the UCC or otherwise to any proceeds remaining following a sale or other disposition of Shared Real Estate Collateral by, or on behalf of, the holders of Priority Lien Obligations.

SECTION 3.4  Discretion in Enforcement of Priority Liens.

(a)   In exercising rights and remedies with respect to the Shared Real Estate Collateral, the Priority Lien Representatives may enforce (or refrain from enforcing) the provisions of the Priority Lien Documents and exercise (or refrain from exercising) remedies thereunder or any such rights and remedies, all in such order and in such manner as they may determine in the exercise of their sole and exclusive discretion in accordance with applicable law, including:

(1)   the exercise or forbearance from exercise of all rights and remedies in respect of the Shared Real Estate Collateral and/or the Priority Lien Obligations;

(2)   the enforcement or forbearance from enforcement of any Priority Lien in respect of the Shared Real Estate Collateral;

(3)   the acceptance of the Shared Real Estate Collateral in full or partial satisfaction of the Priority Lien Obligations; and

(4)   the exercise or forbearance from exercise of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity.

Without limiting the foregoing, the Noteholders and the Notes Representatives agree that neither the Priority Lien Collateral Agent nor any holder of Priority Lien Obligations will have any duty or obligations first to marshal or realize upon any Other Priority Lien Collateral, or to sell, dispose of or otherwise liquidate all or any portion of such Other Priority Lien Collateral, in any manner that would maximize the return to the Noteholders, notwithstanding that the order and timing of any such realization, sale disposition or liquidation may affect the amount of proceeds actually received by the Noteholders from such realization, sale, disposition or liquidation.

SECTION 3.5  Discretion in Enforcement of Priority Lien Obligations.

(a)   Without in any way limiting the generality of Section 3.4, the holders of Priority Lien Obligations and the Priority Lien Representatives may, at any time and from time to time, without the consent of or notice to Noteholders or the Notes Representatives, without incurring responsibility to Notes Creditors and without impairing or releasing the subordination of the Lien in favor of Notes Creditors on the Shared Lien Real Estate Collateral provided in this Agreement or the obligations hereunder of the Notes Creditors, do any one or more of the following:

(1)   change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Priority Lien Obligations, or otherwise amend or supplement in any manner the Priority Lien Obligations, or any instrument evidencing the Priority Lien Obligations or any agreement under which the Priority Lien Obligations are outstanding;

(2)   release any Person or entity liable in any manner for the collection of the Priority Lien Obligations;

(3)   release the Priority Lien on any Shared Real Estate Collateral; and

(4)   exercise or refrain from exercising any rights against Fleetwood, any Borrower or any Obligor.

SECTION 3.6  Insolvency or Liquidation Proceedings.

(a)   If in any Insolvency or Liquidation Proceeding and prior to the Discharge of Priority Lien Obligations, the holders of Priority Lien Obligations by an Act of Required Debtholders consent to any order:

(1)   for use of cash collateral;

(2)   approving a debtor-in-possession financing (a “DIP Financing”);

(3)   granting any relief on account of Priority Lien Obligations as adequate protection (or its equivalent) for the benefit of the holders of Priority Lien Obligations in the Shared Real Estate Collateral subject to Priority Liens; or

(4)   relating to a sale of assets of Fleetwood or any other Obligor that provides, to the extent the assets sold are to be free and clear of Liens, that all Priority Liens and Notes Liens will attach to the proceeds of the sale, then, the Noteholders and each Notes Representative, will not oppose or otherwise contest the entry of such order, so long as in the case of an order approving a DIP Financing, the DIP Financing is secured by a Lien that is senior to or on a parity with all Priority Liens upon Shared Real Estate Collateral in such Insolvency or Liquidation Proceeding, and so long as in all cases under clauses (1) through (4) above, none of the holders of Priority Lien Obligations or any Priority Lien Representative in any respect opposes or otherwise contests any request made by any holder of Notes Obligations or a Notes Representative for the grant to the Collateral Agent, for the benefit of the holders of Notes Obligations, of a junior Lien upon such Shared Real Estate Collateral on which a Lien is (or is to be) granted under such order to secure the Priority Lien Obligations, co-extensive in all respects with, but subordinated (as set forth in Section 3.1) to, such Lien and all Priority Liens on such Shared Real Estate Collateral. For the avoidance of doubt, in no event shall this Section 3.6(a) be construed to require any Noteholder or Notes Representative to consent to, or waive the right to contest, any order approving a DIP Financing (x) secured solely by a Lien on the Notes Real Estate Collateral that is permitted by clause (j) of the definition of Permitted Liens or (y) secured by a Lien on the Notes Real Estate Collateral that is permitted by clause (j) of the definition of Permitted Liens and senior to or on a parity with the Liens on the Notes Real Estate Collateral in favor of the Collateral Agent on behalf of the Noteholders.

(b)   The Noteholders or any Notes Representative will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief), including seeking periodic payments during the pendency of the Insolvency or Liquidation Proceeding or seek any liens other than those specifically permitted below based upon their interest in the Shared Real Estate Collateral under the Notes Liens (provided, that in no event shall this clause (b) prevent a motion for adequate protection based solely upon their interest in the Notes Real Estate Collateral Lien that is subject to a Lien permitted by clause (j) of the definition of Permitted Liens) except that:

(1)   they may freely seek and obtain relief granting a Junior Lien in respect of their Notes Obligations co-extensive in all respects with, but subordinated on the same basis as the other Liens securing the Notes Obligations are otherwise subordinated under Section 3.1 to all Liens securing the Priority Lien Obligations on Shared Real Estate Collateral (including, without limitation, any Liens granted to the holders of Priority Lien Obligations or any agent or representative thereof as adequate protection and any “carve-out” agreed to by the holders of Priority Lien Obligations (so long as the Priority Liens are subject to the same “carve-out”)) and to all Liens securing DIP Financings; and

(2)   from and after the date that any Insolvency or Liquidation Proceeding is commenced, in the event any Obligor, as debtor in possession, or any bankruptcy trustee acting on behalf of any Obligor seeks to sell any Shared Real Estate Collateral under 11 U.S.C. Section 363 free and clear of any Lien securing the Notes Obligations, the Collateral Agent, on behalf of the Noteholders, shall be entitled to seek or request adequate protection in respect of the Notes Obligations in the form of replacement Liens on any other asset of any Obligor other than any asset that is part of the Other Priority Lien Collateral; provided that, in connection with such a request or otherwise, (i) the Priority Lien Collateral Agent, on behalf of the holders of the Priority Lien Obligations, is or has been granted a senior replacement Lien on all such assets as security for the Priority Lien Obligations and (ii) any replacement Lien which is or might be granted on such assets securing the Notes Obligations is subordinated in all respects to the Lien on such assets securing the Priority Lien Obligations and any DIP Financing on the same basis as the other Liens securing the Notes Obligations are subordinated to the Liens securing the Priority Lien Obligations hereunder. Any Lien granted to the Collateral Agent in contravention of this Section 3.6(b)(2) shall be deemed subordinated to the Liens of the Priority Lien Collateral Agent and, if the Priority Lien Collateral Agent is not granted a replacement Lien on the same assets, then any proceeds of such assets received by the Collateral Agent, any Notes Representative or any Noteholder at any time prior to the Discharge of Priority Lien Obligations will be held by the Collateral Agent, the applicable Notes Representative or the applicable Noteholder for the account of the holders of Priority Lien Obligations and remitted to any Priority Lien Representative upon demand by such Priority Lien Representative.

(3)   they may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations.

(c)   Notwithstanding the foregoing, both before and during an Insolvency or Liquidation Proceeding, the Noteholders and the Notes Representatives may take any actions and exercise any and all rights in respect of any Notes Real Estate Collateral that is subject to a Lien permitted by clause (j) of the definition of Permitted Liens and any and all rights that would be available to a holder of unsecured claims (including, without limitation, the right to commence an Insolvency or Liquidation Proceeding against Fleetwood or any other Obligor and to propose, support, object to or vote in favor of or against any plan of reorganization or similar dispositive restructuring plan in any Insolvency or Liquidation Proceeding); provided that, by accepting a new note, each Holder of new notes will agree (A) not to take any of the actions described above clauses (1) through (7) of Section 3.2(b) or oppose or contest any order that it has agreed not to oppose or contest under this Section 3.6 and (B) to comply with Sections 3.2(b) and 3.02(c).

SECTION 3.7  Reserved.

SECTION 3.8  Amendment of Priority Lien Security Documents.

(a)   From and after the date, if any, that there is Priority Lien Debt other than that arising under the Credit Facility, no amendment or supplement to the provisions of any Priority Lien Security Document will be effective without the approval of the Priority Lien Collateral Agent acting as directed by the Required Priority Lien Debtholders, except that:

(1)   any amendment or supplement that has the effect solely of adding or maintaining Shared Real Estate Collateral, securing additional Priority Lien Obligations that was otherwise permitted by the terms of the Priority Lien Documents to be secured by the Shared Real Estate Collateral or preserving, perfecting or establishing the priority of the Priority Liens or the rights of the Priority

Lien Collateral Agent therein will become effective when executed and delivered by Fleetwood or any applicable Obligor party thereto and the Priority Lien Collateral Agent;

(2)   no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Priority Lien Obligations:

(A)  to vote its outstanding Priority Lien Debt as to any matter described as subject to direction by the Required Priority Lien Debtholders (or amends the provisions of this clause (2) or the definition of “Required Priority Lien Debtholders”),

(B)   to share in the order of application described under Section 3.1 in the proceeds of enforcement of or realization on any Shared Real Estate Collateral, or

(C)   to require that Priority Liens be released only as set forth in the provisions described under Section 5.1,

will become effective without the consent of the requisite percentage or number of holders of each Series of Priority Lien Debt so affected under the applicable Priority Lien Document; and

(3)   no amendment or supplement that imposes any obligation upon the Priority Lien Collateral Agent or any Priority Lien Representative or adversely affects the rights of the Priority Lien Collateral Agent or any Priority Lien Representative, in its individual capacity as such, will become effective without the consent of the Priority Lien Collateral Agent or such Priority Lien Representative.

(b)   Any amendment or supplement to the provisions of the Priority Lien Security Documents that releases Shared Real Estate Collateral will be effective only in accordance with the requirements set forth in the applicable Priority Lien Documents referenced under 5.1.

(c)   So long as any obligations under the Credit Facility are outstanding, Fleetwood may not designate any facility (other than any arising as a consequence of an amendment, modification, extension, restatement, replacement, refunding or refinancing of a Credit Facility) as a Credit Facility without the consent of the Required Priority Lien Debtholders, which consent may be withheld in the sole discretion of the Required Priority Lien Debtholders.

SECTION 3.9  Amendment of Security Documents.

(a)   No amendment or supplement to the provisions of any Security Document constituting a Notes Document will be effective without the approval of the Collateral Agent acting as directed by the Required Noteholders, except that:

(1)   any amendment or supplement that has the effect solely of adding or maintaining Shared Real Estate Collateral, securing additional Notes Debt that was otherwise permitted by the terms of the Notes Documents to be secured by the Shared Real Estate Collateral or preserving, perfecting or establishing the priority of the Notes Liens or the rights of the Collateral Agent therein will become effective when executed and delivered by Fleetwood or any applicable Obligor party thereto and the Collateral Agent;

(2)   no amendment or supplement that reduces, impairs or adversely affects the right of any Noteholder:

(A)  to vote its outstanding Notes Debt as to any matter described as subject to direction by the Required Noteholders (or amends the provisions of this clause (2) or the definition of “Required Noteholders”),

(B)   to share in the order of application described under Sections 4.1 and 4.2 in the proceeds of enforcement of or realization on any Shared Real Estate Collateral, or

(C)   to require that Notes Liens be released only as set forth in the provisions described under Section 5.1,

will become effective without the consent of the requisite percentage or number of Noteholders so affected under the applicable Notes Document; and

(3)   no amendment or supplement that imposes any obligation upon the Collateral Agent or any Notes Representative or adversely affects the rights of the Collateral Agent or any Notes Representative, respectively, in its individual capacity as such, will become effective without the consent of the Collateral Agent or such Notes Representative, respectively.

Any amendment or supplement to the provisions of the Security Documents that releases Shared Real Estate Collateral will be effective only in accordance with the requirements set forth in Section 5.1. Any amendment or supplement that results in the Collateral Agent’s Liens upon the Shared Real Estate Collateral no longer securing the 2008 Senior Secured Notes and the other obligations under the Indenture may only be effected in accordance with Section 5.4.

(b)   Notwithstanding anything to the contrary in this Section 3.9, but subject to Sections 3.9(a)(2) and 3.9(a)(3):

(1)   any mortgage or other Security Document that secures Notes Obligations (but not Priority Lien Obligations) may be amended or supplemented with the approval of the Collateral Agent acting as directed in writing by the Required Noteholders, unless such amendment or supplement would not be permitted under this Agreement or the other Priority Lien Documents; provided that any such mortgage or other Security Document may in any event be amended, supplemented or otherwise modified (w) to add or replace or substitute Shared Real Estate Collateral pursuant to the terms of the Notes and this Agreement and with respect to which such added or replacement Liens are permitted to be granted by the Priority Lien Documents, (x) to release any Lien securing the Notes, (y) to reduce the amount of Notes Obligations secured by such mortgage or other Security Document and (z) subject to the Priority Lien Collateral Agent’s prior written consent, to conform such mortgage or other Security Document to the applicable Priority Lien Security Documents or to make changes otherwise consistent with the terms of the Priority Lien Documents and this Agreement;

(2)   any amendment or waiver of, or any consent under, any provision of this Agreement or any other Security Document that secures Priority Lien Obligations to the extent related to the Shared Real Estate Collateral will apply automatically to any comparable provision of any comparable Notes Document (but only to the extent as such provision relates to the Shared Real Estate Collateral) without the consent of or notice to any Noteholders and without any action by Fleetwood or any other Obligor or any Noteholder; provided that such amendment, waiver or consent does not materially adversely affect the rights of the Noteholders in the Shared Real Estate Collateral in a manner materially different from that affecting the rights of the holders of Priority Lien Obligations thereunder or therein; and

(3)   right of the holders of the Notes Obligations to amend the Notes Documents will be restricted to the extent provided in the Credit Facility.

ARTICLE 4.  INTERCREDITOR RELATIONS

SECTION 4.1  Application of Proceeds in Distributions by the Priority Lien Collateral Agent.

(a)   The Priority Lien Collateral Agent will apply the proceeds of any foreclosure, collection or other enforcement of Liens granted to the Priority Lien Collateral Agent in the Priority Lien Security Documents in the following order of application:

FIRST, to the payment of all amounts payable under the Priority Lien Documents on account of the Priority Lien Collateral Agent’s and Priority Lien Representative’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Priority Lien Collateral Agent or Priority Lien Representative or any co-trustee or agent of the Priority Lien Collateral Agent or Priority Lien Representative in connection with any Priority Lien Security Document, in such order as may be provided in the Priority Lien Documents;

SECOND, to the payment of Indebtedness and other Obligations that are then due and payable (other than Secured Debt or any subordinated Debt) and that are secured by a Permitted Lien on the Shared Real Estate Collateral sold or realized upon (to the extent such Permitted Lien has priority over Priority Lien Obligations);

THIRD, to the respective Priority Lien Representatives for application to the payment of all outstanding Priority Lien Debt and any other Priority Lien Obligations that are then due and payable in such order as may be provided in the Priority Lien Documents in an amount sufficient to Pay in Full all outstanding Priority Lien Debt and all other Priority Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt);

FOURTH, to the payment of all amounts payable under the Notes Documents on account of the Collateral Agent’s and Notes Representative’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Agent, the Notes Representative or any co-trustee or agent of the Collateral Agent or Notes Representative in connection with any Security Document;

FIFTH, to the respective Notes Representatives for application to the payment of all outstanding Notes Debt and any other Notes Obligations that are then due and payable in such order as may be provided in the Notes Documents in an amount sufficient to pay in full in cash all outstanding Notes Debt and all other Notes Obligations that are then due and payable (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Notes Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Notes Document) of all outstanding letters of credit, if any, constituting Notes Debt);

SIXTH, to the holders of Permitted Liens (other than those for which application was made under clauses SECOND above), for payment of all amounts that are then due and payable and that are secured by Permitted Liens on the Shared Real Estate Collateral sold or realized upon; and

SEVENTH, any surplus remaining after the Payment in Full of the amounts described in the preceding clauses will be paid to Fleetwood or the applicable Obligor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.

(b)   In connection with the application of proceeds pursuant to Section 4.1(a), except as otherwise directed by an Act of Required Debtholders, the Priority Lien Collateral Agent may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

(c)   To the extent that a Priority Lien Creditor receives payments on its Priority Lien Obligations or proceeds of Shared Real Estate Collateral for application to its Priority Lien Obligations which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Bankruptcy Law, common law, equitable cause or otherwise (and whether as a result of any demand, settlement, litigation or otherwise) (each a “Priority Claim Avoidance”), then to the extent of such payment or proceeds received, such Priority Lien Obligations, or part thereof, intended to be satisfied by such payment or proceeds will be revived and continue in full force and effect as if such payments or proceeds had not been received by such Priority Lien Creditor, Discharge of Priority Lien Obligations will be deemed not to have occurred, and this Agreement, if theretofore terminated, will be reinstated in full force and effect as of the date of such Priority Claim Avoidance, and such prior termination will not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the Priority Lien Creditors and the Notes Creditors provided for therein with respect to any event occurring on or after the date of such Priority Claim Avoidance.

SECTION 4.2  Application of Proceeds in Distributions by the Collateral Agent.

(a)   Notwithstanding Section 4.1, following the Discharge of Priority Lien Obligations, the Collateral Agent will apply the proceeds of any collection, sale, foreclosure or other realization upon any Shared Real Estate Collateral and the proceeds of any title insurance policy required under any Notes Document in the following order of application:

FIRST, to the payment of all amounts payable under the Notes Documents on account of the Collateral Agent’s and the Notes Representative’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Agent, the Notes Representative or any co-trustee or agent of the Collateral Agent or the Notes Representative in connection with any Security Document;

SECOND, in accordance with clauses FIFTH, SIXTH and SEVENTH of Section 4.1(a).

(b)   If any Notes Representative or any Noteholder collects or receives any proceeds of such foreclosure, collection or other enforcement that should have been applied to the payment of the Priority Lien Obligations in accordance with Section 4.1(a) above, whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Notes Representative or such Noteholder, as the case may be, will forthwith deliver the same to the Priority Lien Collateral Agent, for the account of the holders of the Priority Lien Obligations and other Obligations secured by a Permitted Lien (other than a Notes Lien or a Junior Lien), to be applied in accordance with Section 4.1(a). Until so delivered, such proceeds will be held by that Notes Representative or that Noteholder, as the case may be, for the benefit of the holders of the Priority Lien Obligations and other Obligations secured by a Permitted Lien (other than a Notes Lien or a Junior Lien).

(c)   This Section 4.2 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Obligations, each present and future Secured Debt Representative, the Priority Lien Collateral Agent as holder of Priority Liens and the Collateral Agent as Noteholder. The Secured Debt Representative of each future Series of Secured Debt will be required to deliver a Lien Sharing and Priority Confirmation to the Priority Lien Collateral Agent, the

Collateral Agent and each other Secured Debt Representative at the time of incurrence of such Series of Secured Debt.

(d)   In connection with the application of proceeds pursuant to Section 4.2(a), except as otherwise directed by an Act of Required Debtholders, the Collateral Agent may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

ARTICLE 5.  OBLIGATIONS ENFORCEABLE BY THE OBLIGORS

SECTION 5.1  Release of Liens on Shared Real Estate Collateral.

(a)   The Priority Liens and the Notes Liens upon the Shared Real Estate Collateral will be released:

(1)   in whole, upon (A) Payment in Full of all outstanding Secured Debt and all other Secured Obligations that are outstanding, due and payable at the time all of the Secured Debt is Paid in Full and (B) termination or expiration of all commitments to extend credit under all Secured Debt Documents and the cancellation or termination or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Debt Documents) of all outstanding letters of credit issued pursuant to any Secured Debt Documents; or

(2)   as to any Shared Real Estate Collateral (x) that is sold, transferred or otherwise disposed of by any Obligor to a Person that is not (either before or after such sale, transfer or disposition) an Obligor in a transaction or other circumstance that is permitted by the terms of the Credit Facility or is otherwise consented to by an Act of Required Debtholders; provided, that the proceeds of such sale, transfer or other disposition are thereafter applied in accordance with Section 4.06 of the Indenture (as originally in effect or as amended in accordance with the Credit Facility that is then in effect); or (y) that is released, substituted or replaced by any Obligor in a transaction or other circumstance that complies with Section 2.8 of the Credit Facility; provided, in the case of this clause (y) only, that the Notes Obligations are secured by a Lien on any such replacement or substitute collateral that is subordinate only to (i) any Lien securing Priority Lien Obligations and (ii) Permitted Liens arising by operation of law; or

(3)   as to a release of less than all or substantially all of the Shared Real Estate Collateral, if consent to the release of all Priority Liens on such Shared Real Estate Collateral has been given by an Act of Required Debtholders (other than in connection with a Payment in Full of all Priority Lien Obligations); or

(4)   as to a release of all or substantially all of the Shared Real Estate Collateral, if (A) consent to the release of that Shared Real Estate Collateral has been given by the requisite percentage or number of holders of each Series of Secured Debt at the time outstanding as provided for in the applicable Secured Debt Documents and (B) Fleetwood has delivered an Officers’ Certificate to the Priority Lien Collateral Agent and the Collateral Agent certifying that any such necessary consents have been obtained.

(b)   The Priority Lien Collateral Agent and the Collateral Agent agree for the benefit of the Obligors that if the Priority Lien Collateral Agent or Collateral Agent, as applicable, at any time receives:

(1)   an Officers’ Certificate stating that (A) the signing officer has read Article 5 of this Agreement and understands the provisions and the definitions relating hereto, (B) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement and all other Secured Debt Documents, if any, relating to the release of the Shared Real Estate Collateral have been complied with and (C) in the opinion of such officer, such conditions precedent, if any, have been complied with;

(2)   the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable; and

(3)   prior to the Discharge of Priority Lien Obligations, the written confirmation of each Priority Lien Representative (or, at any time after the Discharge of Priority Lien Obligations, each Notes Representative) (such confirmation to be given following receipt of, and based solely on, the Officers’ Certificate described in clause (1) above) that, in its view, such release is permitted by Section 5.1(a) and the respective Secured Debt Documents governing the Secured Obligations the holders of which such Secured Debt Representative represents;

then the Priority Lien Collateral Agent or Collateral Agent, as applicable, will execute (with such acknowledgements and/or notarizations as are required) and deliver such release to Fleetwood or the applicable Obligor on or before the later of (x) the date specified in such request for such release and (y) the fifth Business Day after the date of receipt of the items required by this Section 5.2(b) by the Priority Lien Collateral Agent or Collateral Agent, as applicable.

(c)   The Priority Lien Collateral Agent and the Collateral Agent hereby agree that:

(1)   in the case of any release pursuant to clause (2) of Section 5.2(a), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of Fleetwood or the applicable Obligor, the Priority Lien Collateral Agent and the Collateral Agent, as requested, will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release; and

(2)   at any time when a Secured Debt Default under a Series of Secured Debt that constitutes Notes Debt has occurred and is continuing, within one Business Day of the receipt by it of any Act of Required Debtholders pursuant to Section 5.1(a)(3), the Priority Lien Collateral Agent prior to the Discharge of Notes Obligations and the Collateral Agent thereafter will deliver a copy of such Act of Required Debtholders to each Secured Debt Representative.

(d)   Each Secured Debt Representative hereby agrees that:

(1)   as soon as reasonably practicable after receipt of an Officers’ Certificate from Fleetwood pursuant to Section 5.1(b)(1) it will, to the extent required by such Section, either provide (A) the written confirmation required by Section 5.1(b)(3), (B) a written statement that such release is not permitted by Section 5.1(a) or (C) a request for further information from Fleetwood reasonably necessary to determine whether the proposed release is permitted by Section 5.1(a) and after receipt of such information such Secured Debt Representative will as soon as reasonably practicable either provide the written confirmation or statement required pursuant to clause (A) or (B), as applicable; and

(2)   promptly upon the receipt by it of any notice from the Priority Lien Collateral Agent prior to the Discharge of Notes Obligations and the Collateral Agent thereafter pursuant to Section 5.1(c)(2), such Secured Debt Representative will deliver a copy of such notice to each registered holder of the Series of Priority Lien Debt or Notes Debt for which it acts as Secured Debt Representative.

SECTION 5.2  Delivery of Copies to Secured Debt Representatives.  Fleetwood will deliver to each Secured Debt Representative a copy of each Officers’ Certificate delivered to the Priority Lien Collateral Agent or the Collateral Agent pursuant to Section 5.1(b), together with copies of all documents delivered to the Priority Lien Collateral Agent or the Collateral Agent with such Officers’

Certificate. The Secured Debt Representatives will not be obligated to take notice thereof or to act thereon, subject to Section 5.1(d).

SECTION 5.3  Collateral Agents Not Required to Serve, File or Record.  The Priority Lien Collateral Agent and the Collateral Agent are not required to serve, file, register or record any instrument releasing or subordinating their Liens on any Shared Real Estate Collateral to any third party; provided, however, that if Fleetwood or any other Obligor shall make a written demand for a termination statement under Section 9-513(c) of the UCC, the Priority Lien Collateral Agent and the Collateral Agent shall comply with the written request of Fleetwood or such Obligor to comply with the requirements of such UCC provision; provided, further, that the Priority Lien Collateral Agent and the Collateral Agent must first confirm with the Secured Debt Representatives that the requirements of such UCC provisions have been satisfied.

SECTION 5.4  Release of Liens in Respect of 2008 Senior Secured Notes.  The Collateral Agent’s Notes Lien will no longer secure the 2008 Senior Secured Notes outstanding under the Indenture or any other Obligations under the Indenture, and the right of the Noteholders to the benefits and proceeds of the Collateral Agent’s Notes Lien on the Shared Real Estate Collateral will terminate and be discharged:

(1)   upon satisfaction and discharge of the Indenture as set forth under Section 8.03 of the Indenture;

(2)   upon a Legal Defeasance or Covenant Defeasance (each as defined under the Indenture) of the 2008 Senior Secured Notes as set forth under Section 8.01 of the Indenture;

(3)   upon Payment in Full and discharge of all 2008 Senior Secured Notes outstanding under the Indenture and all Obligations that are outstanding, due and payable under the Indenture at the time the 2008 Senior Secured Notes are Paid in Full and discharged;

(4)   in whole or in part, with the consent of the requisite percentage of Noteholders in accordance with Section 9.02 of the Indenture; or

(5)   upon a release of the Priority Lien on such Shared Real Estate Collateral in accordance with Section 2.8 of the Credit Facility; provided that, (i) a Lien subordinate only to (x) any Lien securing Priority Lien Obligations and (y) Permitted Liens arising from the operation of law will be created in favor of the Notes Representative on any collateral substituted for the collateral on which such Notes Lien is released.

ARTICLE 6.  NOTES REAL ESTATE COLLATERAL

SECTION 6.1  Access Rights

(a)   In the event the Priority Lien Collateral Agent or any of its representatives shall require access to any Notes Real Estate Collateral on which Other Priority Lien Collateral is located relating to or in connection with the exercise of any remedies with respect to any Other Priority Lien Collateral, the Priority Lien Collateral Agent agrees not to commence an Other Priority Lien Collateral Enforcement until an Other Priority Lien Collateral Enforcement Notice has been given to the Collateral Agent.

(b)   If the Collateral Agent, or any agent or representative of the Collateral Agent, or any receiver, shall obtain possession or physical control of any parcel of the Notes Real Estate Collateral, the Collateral Agent shall promptly notify the Priority Lien Collateral Agent of that fact and the Priority Lien Collateral Agent shall, within thirty (30) days thereafter, notify the Collateral Agent as to whether the Priority Lien Collateral Agent desires to exercise access rights under this Agreement as to such parcel of the Notes Real Estate Collateral, at which time the parties shall confer in good faith to coordinate with respect to the Priority Lien Collateral Agent’s exercise of such access rights. Access rights may apply to differing parcels of Notes Real Estate Collateral at differing times, in which case, a differing Notes Real Estate Collateral Access Period may apply to each such property.

(c)   Upon delivery of notice to the Collateral Agent as provided in Section 6.1(b), the Notes Real Estate Collateral Access Period shall commence for the subject parcel of Notes Real Estate Collateral. During the Notes Real Estate Collateral Access Period as to any parcel of such Notes Real Estate Collateral, the Priority Lien Collateral Agent and its agents, representatives and designees shall have a non-exclusive right to have access to, and a rent free right to use, the parcel of the Notes Real Estate Collateral for the purpose of arranging for and effecting the sale or other disposition of Other Priority Lien Collateral or any Other Priority Lien Collateral Enforcement, including the production, completion, packaging and other preparation of such Other Priority Lien Collateral for sale or other disposition. During any such Notes Real Estate Collateral Access Period, the Priority Lien Collateral Agent and its representatives (and persons employed on their behalf) may continue to operate, service, maintain, process and sell the Other Priority Lien Collateral, as well as to engage in bulk and other sales of Other Priority Lien Collateral. The Priority Lien Collateral Agent shall take proper care of any Notes Real Estate Collateral that is used by the Priority Lien Collateral Agent during the Notes Real Estate Collateral Access Period and repair and replace any damage (ordinary wear-and-tear excepted) caused by Priority Lien Collateral Agent or its agents, representatives or and Priority Lien Collateral Agent shall comply with all applicable laws in connection with its use or occupancy of any of the Notes Real Estate Collateral.

(d)   If any order or injunction is issued or stay is granted which prohibits the Priority Lien Collateral Agent from exercising its rights hereunder as to a parcel of the Notes Real Estate Collateral, then at the Priority Lien Collateral Agent’s option, the Notes Real Estate Collateral Access Period granted to the Priority Lien Collateral Agent under this Section 6.1 for such parcel shall be stayed as to such parcel during the period of such prohibition and shall continue thereafter as to such parcel for the number of days remaining as required under this Section 6.1. If the Collateral Agent shall foreclose or otherwise sell any of the Notes Real Estate Collateral, the Collateral Agent will notify the buyer thereof of the existence of this Agreement and that the buyer is acquiring the Notes Real Estate Collateral subject to the terms of this Agreement to the extent applicable.

ARTICLE 7.  MISCELLANEOUS PROVISIONS

SECTION 7.1  Amendment of This Agreement.  No amendment or supplement to the provisions of this Agreement will be effective unless made in accordance with Section 3.8 and Section 3.9.

SECTION 7.2  Voting.  In connection with any matter under this Agreement requiring a vote of holders of Secured Debt, each Series of Secured Debt will cast its votes in accordance with the Secured Debt Documents governing such Series of Secured Debt. The amount of Secured Debt to be voted by a Series of Secured Debt will equal (1) the aggregate principal amount of Secured Debt held by such Series of Secured Debt (including outstanding letters of credit whether or not then available or drawn), plus (2) the aggregate unfunded commitments to extend credit which, when funded, would constitute Debt of such Series of Secured Debt. Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each Series of Secured Debt will cast all of its votes as a block in respect of any vote under this Agreement.

SECTION 7.3  Further Assurances.  Upon the reasonable request of the Priority Lien Collateral Agent, Collateral Agent or any Secured Debt Representative at any time and from time to time, Fleetwood and each Obligor will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or that the Priority Lien Collateral Agent or Collateral Agent may reasonably request, to create, perfect, protect, assure or enforce the Priority Liens and Notes Liens and the benefits intended to be conferred, in each case as contemplated by the Priority Lien Documents and the Notes Documents, for the benefit of the holders of Priority Lien Obligations and Notes Obligations.

SECTION 7.4  Delivery of Shared Real Estate Collateral and Proceeds of Shared Real Estate Collateral.  Following the Discharge of Priority Lien Obligations, the Priority Lien Collateral Agent will, to the extent permitted by applicable law, deliver to (1) the Collateral Agent or (2) such other person as a court of competent jurisdiction may otherwise direct, (a) any Shared Real Estate Collateral held by, or on behalf of, the Priority Lien Collateral Agent or any holder of Priority Lien Obligations (other than cash collateral described in clause (3) of the definition of “Discharge of Priority Lien Obligations”, and (b) all proceeds of Shared Real Estate Collateral held by, or on behalf of, the Priority Lien Collateral Agent or any holder of Priority Lien Obligations, whether arising out of an action taken to enforce, collect or realize upon any Shared Real Estate Collateral or otherwise. Such Shared Real Estate Collateral and such proceeds will be delivered without recourse and without any representation or warranty whatsoever as to the enforceability, perfection, priority or sufficiency of any Lien securing or guarantee or other supporting obligation for any Priority Lien Obligations or Notes Obligations, together with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

SECTION 7.5  Successors and Assigns.  None of Fleetwood or any Obligors may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of Fleetwood and each Obligor hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Priority Lien Collateral Agent, the Collateral Agent, each Secured Debt Representative and each present and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

SECTION 7.6  Delay and Waiver.  No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents or Priority Lien Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

SECTION 7.7  Notices.  Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Priority Lien Collateral Agent:	Bank of America, N.A. 55 South Lake Avenue, Suite 900 Pasadena, California 91101 Attention: Todd R. Eggertsen Telecopy No.: (626) 397-1273/1274

with copies to:

Latham & Watkins LLP 355 South Grand Avenue Los Angeles, California 90071 Attention: Andrew Fayé, Esq. Telecopy No.: (213) 891-8763

If to the Collateral Agent:	Deutsche Bank Trust Company Americas Trust & Securities Services 60 Wall Street, MS NYC60-2710 New York, New York 10005 Fax: 732-578-4635

with a copy to:

Deutsche Bank Trust Company Americas c/o Deutsche Bank National Trust Company Trust & Securities Services 25 DeForest Avenue, MS SUM01-0105 Summit, NJ 07901 Fax: 732-578-4635

If to Fleetwood or any Obligor:

Fleetwood Holdings Inc.
Fleetwood Enterprises, Inc.
125 Myers Street
Riverside, California 92503
Attention: Chief Financial Officer
Telecopy No.: (951) 351-3373
Attention: General Counsel
Telecopy No.: (951) 977-2097

with copies to:

Gibson, Dunn & Crutcher LLP 333 South Grand Avenue Los Angeles, California 90071-3197 Attention: Jeff Hudson, Esq. Telecopy No.: (213) 229-6332

If to the Credit Agreement Agent:	Bank of America, N.A. 55 South Lake Avenue, Suite 900 Pasadena, California 91101 Attention: Todd R. Eggertsen Telecopy No.: (626) 397-1273/1274

with copies to:

Latham & Watkins LLP 355 South Grand Avenue Los Angeles, California 90071 Attention: Andrew Fayé, Esq. Telecopy No.: (213) 891-8763

If to the Trustee:	Deutsche Bank Trust Company Americas Trust & Securities Services 60 Wall Street, MS NYC60-2710 New York, New York 10005 Fax: 732-578-4635

with a copy to:

Deutsche Bank Trust Company Americas c/o Deutsche Bank National Trust Company Trust & Securities Services 25 DeForest Avenue, MS SUM01-0105 Summit, NJ 07901 Fax: 732-578-4635

and if to any other Secured Debt Representative, to such address as it may specify by written notice to the parties named above.

All notices and communications will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the relevant address set forth above or, as to holders of Secured Debt, its address shown on the register kept by the office or agency where the relevant Secured Debt may be presented for registration of transfer or for exchange. To the extent applicable, any notice or communication will also be so mailed to any Person described in § 313(c) of the Trust Indenture Act of 1939, as amended, to the extent required thereunder. Failure to mail a notice or communication to a holder of Secured Debt or any defect in it will not affect its sufficiency with respect to other holders of Secured Debt.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

SECTION 7.8  Notice Following Discharge of Priority Lien Obligations.  Promptly following the Discharge of Priority Lien Obligations with respect to one or more Series of Priority Lien Debt, each Priority Lien Representative with respect to each applicable Series of Priority Lien Debt that is so discharged will provide written notice of such Discharge to the Priority Lien Collateral Agent, the Collateral Agent and to each other Secured Debt Representative.

SECTION 7.9  Entire Agreement.  This Agreement states the complete agreement of the parties relating to the matters set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument or any other Security Document or Priority Lien Security Document, the terms, conditions and provisions of this Agreement shall prevail.

SECTION 7.10  Severability.  If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

SECTION 7.11  Headings.  Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

SECTION 7.12  Obligations Secured.  All obligations of Fleetwood and the Obligors set forth in or arising under this Agreement will be Secured Obligations. The Priority Lien Obligations are secured by the Priority Liens and the Notes Obligations are secured by the Notes.

SECTION 7.13  Governing Law.  THE INTERNAL LAW OF THE STATE OF CALIFORNIA WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 7.14  Consent to Jurisdiction; Service of Process.  All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Security Documents or Priority Lien Security Documents may be brought in any state or federal court of competent jurisdiction in the State of California or Los Angeles County. By executing and delivering this Agreement, Fleetwood and each other Obligor, for itself and in connection with its properties, irrevocably:

(1)   accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts;

(2)   waives any defense of forum non conveniens;

(3)   agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.7;

(4)   agrees that service as provided in clause (3) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and

(5)   agrees each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

SECTION 7.15  Waiver of Jury Trial.  Each party to this Agreement waives its rights to a jury trial of any claim or cause of action based upon or arising under this Agreement or any of the other Security Documents or Priority Lien Security Documents or any dealings between them relating to the subject matter of this Agreement or the intents and purposes of the other Security Documents or Priority Lien Security Documents. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement and the other Security Documents and Priority Lien Security Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party to this Agreement acknowledges that this waiver is a material inducement to enter into a business relationship, that each party hereto has already relied on this waiver in entering into this Agreement, and that each party hereto will continue to rely on this waiver in its related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 7.15 and executed by each of the parties hereto), and this waiver will apply to any subsequent amendments, renewals, supplements or modifications of or to this Agreement or any of the other Security Documents or Priority Lien Security Documents or to any other documents or agreements relating thereto. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 7.16  Counterparts.  This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 7.17  Effectiveness.  This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.

SECTION 7.18  Additional Obligors.  Fleetwood will cause each Person that becomes a Obligor or is required by any Secured Debt Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Person to execute and deliver to the parties hereto an Intercreditor Agreement Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. Fleetwood shall promptly provide each Secured Debt Representative with a copy of each Intercreditor Agreement Joinder executed and delivered pursuant to this Section 7.18.

SECTION 7.19  Continuing Nature of this Agreement.  This Agreement, including the subordination provisions hereof, will be reinstated if at any time any payment or distribution in respect of any of the Priority Lien Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any holder of Priority Lien Obligations or Priority Lien Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise). In the event that all or any part of a payment or distribution made with respect to the Priority Lien Obligations is recovered from any holder of Priority Lien Obligations or any Priority Lien Representative in an Insolvency or Liquidation Proceeding or otherwise, such payment or distribution received by any Noteholder or Notes Representative with respect to the Notes Obligations from the proceeds of any Shared Real Estate Collateral or any title insurance policy required by any real property mortgage at any time after the date of the payment or distribution that is so recovered, whether pursuant to a right of subrogation or otherwise, that Notes Representative or that Noteholder, as the case may be, will forthwith deliver the same to the Priority Lien Collateral Agent, for the account of the holders of the Priority Lien Obligations and other Obligations secured by a Permitted Lien, to be applied in accordance with Sections 4.1 and 4.2. Until so delivered, such proceeds will be held by that Notes Representative or that Noteholder, as the case may be, for the benefit of the holders of the Priority Lien Obligations and other Obligations secured by a Permitted Lien.

SECTION 7.20  Insolvency.  This Agreement will be applicable both before and after the filing of any petition by or against Fleetwood or any other Obligor under the Bankruptcy Code or any other Insolvency or Liquidation Proceeding and all converted or succeeding cases in respect thereof, and all references in this Agreement to Fleetwood or any Obligor will be deemed to apply to any trustee for Fleetwood or such Obligor as a debtor-in-possession. The relative rights of the Priority Lien Creditors and the Notes Creditors in respect of any Shared Real Estate Collateral or proceeds thereof will continue after the filing of such petition on the same basis as prior to the date of such filing.

SECTION 7.21  Rights and Immunities of Secured Debt Representatives.  The Credit Agreement Agent will be entitled to all of the rights, protections, immunities and indemnities set forth in the Credit Facility, the Trustee and the Collateral Agent will be entitled to all of the rights, protections, immunities and indemnities set forth in the Indenture and any future Secured Debt Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture or other agreement governing the applicable Secured Debt with respect to which such Person will act as representative, in each case as if specifically set forth herein. In no event will any Secured Debt Representative be liable for any act or omission on the part of Fleetwood, the Obligors, the Priority Lien Collateral Agent or the Collateral Agent hereunder.

SECTION 7.22  U.S.A. Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee and the Collateral Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee or the Collateral Agent. The parties to this Indenture agree that they will provide the Trustee or the Collateral Agent with such information with respect to itself as it may request in order for the Trustee or the Collateral Agent, to satisfy the requirements of the U.S.A. Patriot Act.

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement to be executed by their respective officers or representatives as of the day and year first above written.

FLEETWOOD ENTERPRISES, INC.

By:	/s/ Elden L. Smith
Name: Elden L. Smith
Title: President, Chief Executive Officer

FLEETWOOD HOLDINGS INC.
FLEETWOOD HOMES OF ARIZONA, INC.
FLEETWOOD HOMES OF CALIFORNIA, INC.
FLEETWOOD HOMES OF FLORIDA, INC.
FLEETWOOD HOMES OF GEORGIA, INC.
FLEETWOOD HOMES OF IDAHO, INC.
FLEETWOOD HOMES OF INDIANA, INC.
FLEETWOOD HOMES OF KENTUCKY, INC.
FLEETWOOD HOMES OF NORTH CAROLINA, INC.
FLEETWOOD HOMES OF OREGON, INC.
FLEETWOOD HOMES OF PENNSYLVANIA, INC.
FLEETWOOD HOMES OF TENNESSEE, INC.
FLEETWOOD HOMES OF TEXAS, L.P.
By:	FLEETWOOD GENERAL PARTNER OF TEXAS, INC., its General Partner
FLEETWOOD HOMES OF VIRGINIA, INC.
FLEETWOOD HOMES OF WASHINGTON, INC.
FLEETWOOD MOTOR HOMES OF CALIFORNIA, INC.
FLEETWOOD MOTOR HOMES OF INDIANA, INC.
FLEETWOOD MOTOR HOMES OF PENNSYLVANIA, INC.
FLEETWOOD TRAVEL TRAILERS OF CALIFORNIA, INC.
FLEETWOOD TRAVEL TRAILERS OF INDIANA, INC.
FLEETWOOD TRAVEL TRAILERS OF KENTUCKY, INC.
FLEETWOOD TRAVEL TRAILERS OF MARYLAND, INC.
FLEETWOOD TRAVEL TRAILERS OF OHIO, INC.
FLEETWOOD TRAVEL TRAILERS OF OREGON, INC.
FLEETWOOD TRAVEL TRAILERS OF TEXAS, INC.
GOLD SHIELD, INC.
GOLD SHIELD OF INDIANA, INC.
HAUSER LAKE LUMBER OPERATION, INC.
CONTINENTAL LUMBER PRODUCTS, INC.
FLEETWOOD GENERAL PARTNER OF TEXAS, INC.
FLEETWOOD HOMES INVESTMENT, INC.
FLEETWOOD INTERNATIONAL, INC.
FLEETWOOD CANADA LTD.,
as Obligors

By:	/s/ Elden L. Smith
Name:	Elden L. Smith
Title:	President, Chief Executive Officer

BANK OF AMERICA, N.A., as Credit Agreement Agent

By:	/s/ Todd Eggertsen
	Name:	Todd Eggertsen
	Title:	Vice President

BANK OF AMERICA, N.A., as Priority Lien Collateral Agent

By:	/s/ Todd Eggertsen
	Name:	Todd Eggertsen
	Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as
Trustee under the Indenture
By:	DEUTSCHE BANK NATIONAL TRUST
COMPANY

By:	/s/ Cynthia J. Powell
	Name:	Cynthia J. Powell
	Title:	Vice President

By:	/s/ Irina Golovashchuk
	Name:	Irina Golovashchuk
	Title:	Assistant Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent
By:	DEUTSCHE BANK NATIONAL TRUST
COMPANY

By:	/s/ Cynthia J. Powell
	Name:	Cynthia J. Powell
	Title:	Vice President

By:	/s/ Irina Golovashchuk
	Name:	Irina Golovashchuk
	Title:	Assistant Vice President

EXHIBIT A

to Intercreditor Agreement

[FORM OF]

INTERCREDITOR AGREEMENT JOINDER

The undersigned,                         , a                         , hereby agrees to become party as [an Obligor] [a Notes Representative] [a Priority Lien Representative] under the Intercreditor Agreement dated as of December 12, 2008 (the “Intercreditor Agreement”) among Fleetwood Enterprises, Inc., the Obligors from time to time party thereto, Bank of America, N.A., as Credit Agreement Agent under the Credit Facility (as defined therein), Deutsche Bank Trust Company Americas, as Trustee under the Indenture (as defined therein), Bank of America, N.A., as Priority Lien Collateral Agent, and Deutsche Bank Trust Company Americas, as Collateral Agent, as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

The provisions of Article 6 of the Intercreditor Agreement will apply with like effect to this Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement Joinder to be executed by their respective officers or representatives as of                         , 20        .

[ ]

By:

Name:

Title:

Acknowledged:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent
By:	DEUTSCHE BANK NATIONAL TRUST COMPANY

By:
Authorized Signatory

BANK OF AMERICA, N.A., as Priority Lien Collateral Agent

By:
Authorized Signatory